As filed with the Securities and Exchange Commission on March 26, 2009

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FNB UNITED CORP.
(Exact name of Registrant as specified in its charter)

North Carolina	56-1456589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 South Fayetteville Street
Asheboro, North Carolina 27203
(336) 626-8300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael C. Miller
President
FNB United Corp.
150 South Fayetteville Street
Asheboro, North Carolina 27203
(336) 626-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Melanie S. Tuttle, Esq.
Schell Bray Aycock Abel & Livingston PLLC
230 North Elm Street, Suite 1500
Greensboro, North Carolina 27401
(336) 370-8800
(336) 370-8830 (Fax)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed
Title of each class of	Amount to	offering price	maximum aggregate	Amount of
securities to be registered	be registered	per unit	offering price	registration fee
Warrant to Purchase Common Stock, par value $2.50, and underlying shares of Common Stock(1)	2,207,143 (1)	$3.50 (2)	$7,725,000 (2)	$431.06
Total:			$7,725,000	$431.06

(1)
There are being registered hereunder (a) a warrant for the purchase of 2,207,143 shares of common stock with an initial per share exercise price of $3.50, (b) the 2,207,143 shares of common stock issuable upon exercise of such warrant, and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416 under the Securities Act.

(2)	Calculated in accordance with Rule 457(i) under the Securities Act with respect to the per share exercise price of the warrant of $3.50.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 26, 2009

PROSPECTUS

FNB UNITED CORP.

Warrant to Purchase 2,207,143 Shares of Common Stock
2,207,143 Shares of Common Stock

     This prospectus relates to the potential resale from time to time by selling securityholders of a warrant to purchase 2,207,143 shares of common stock, or the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant and 51,500 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, referred to as the Series A preferred stock, were originally issued by us pursuant to the Letter Agreement dated February 13, 2009, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

     The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

     We will not receive any proceeds from the sale of securities by the selling securityholders.

     The warrant is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.

     Our common stock is listed on the NASDAQ Global Select Market under the symbol “FNBN.” The last reported sale price of our common stock on the NASDAQ Global Select Market on March 25, 2009, was $2.75 per share.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4.

     Our principal executive offices are located at 150 South Fayetteville Street, Asheboro, North Carolina 27203, and our telephone number is (336) 626-8300.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.  These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is _______ ___, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, the selling securityholders may sell, from time to time, in one or more offerings, the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “FNB United,” “Company,” we,” “our,” “ours,” and “us” refer to FNB United Corp., which is a bank holding company headquartered in Asheboro, North Carolina, and its wholly owned bank subsidiary, CommunityONE Bank, National Association, on a consolidated basis, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

FNB United files annual, quarterly and current reports, proxy statements and other information with the SEC; our SEC file number for these filings is 0-13823. Our SEC filings are available to the public free of charge through the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about our company, including information we have filed with the SEC, is also available through our web site at www.myyesbank.com. However, the information on or accessible through our web site is not a part of or incorporated by reference into this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information in other documents that we file into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but before effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8–K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

•	Our Current Reports on Form 8-K filed on January 6, 2009, January 23, 2009, and February 13, 2009.

We will provide without charge upon written or oral request a copy of any or all of the documents which are incorporated by reference into this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings by writing or telephoning us at the following address:

FNB United Corp.
150 South Fayetteville Street
Asheboro, North Carolina 27203
Attn: Secretary
Telephone: (336) 626-8300

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact are forward-looking statements. We may make forward-looking statements in future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) plans and objectives of the Company or its management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “believes,” “anticipates,” “expects,” “will,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. In addition to those risks described under the caption “Risk Factors” in this prospectus and in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, the following factors could cause such differences:

•
changes in general economic conditions and economic conditions in the markets we serve, any of which may affect, among other things, our level of non-performing assets, charge-offs, and provision for loan loss expense;

•	changes in interest rates that may reduce interest margins and impact funding sources;

•	changes in market rates and prices which may adversely impact the value of financial products including securities, loans and deposits;

•	changes in tax laws, rules and regulations;

•
the effects of, and changes in, various trade, monetary and fiscal policies, laws and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency;

•	changes in deposit flows, loan demand, and real estate values, and competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•	our ability to grow our core businesses;

•	unanticipated changes in the regulatory environment, including the impact of changes in financial services laws, regulations and policies;

•	the effect of acquisitions we have made or may make in the future, including the failure to achieve the expected revenue growth, synergies or expense savings from such acquisitions;

•	adverse changes in the securities market;

•	unanticipated litigation, claims or assessments; and

•	management’s ability to manage these and other risks.

Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We have no duty to, and do not intend to, update these statements unless applicable laws require us to do so.  We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including the risks identified, and the cautionary statements included, in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Where You Can Find More Information.”   Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders, other than as a result of the exercise for cash of warrants held by the selling securityholders.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant, which may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 2,207,143 shares of our common stock. However, if we complete one or more qualified equity offerings on or before December 31, 2009 that result in our receipt of aggregate gross proceeds of at least $51,500,000, which amount is equal to 100% of the aggregate liquidation preference of $1,000 per share of our Series A preferred stock, the number of shares of common stock underlying the portion of the warrant then held by the United States Department of the Treasury (as the initial warrantholder) will be reduced by an amount equal to one-half of the number of shares initially covered by the warrant. The number of shares subject to the warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

Exercise of the Warrant

The warrant may be exercised to purchase common stock at an initial exercise price of $3.50 per share. The exercise price for the warrant was determined to be the market price of our common stock on the date of the sale of the warrant to the initial selling securityholder, calculated based upon a 20-trading day trailing average.  The warrant may be exercised at any time on or before February 13, 2019, by delivery of the warrant and a completed notice of exercise attached as an annex to the warrant together with payment of the exercise price for the shares of common stock for which the warrant is being exercised. However, the initial warrantholder may not exercise the warrant for more than one-half of the number of shares initially covered by the warrant until the earlier of the date on which FNB United has received aggregate gross proceeds of at least $51,500,000 from one or more qualified equity offerings and December 31, 2009.

The exercise price may be paid either by the withholding by FNB United of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant on the NASDAQ Global Select Market.

Notwithstanding the foregoing, the American Recovery and Reinvestment Act of 2009 (“ARRA”), signed into law by President Obama on February 17, 2009, provides that in the event we elect to redeem the Series A preferred stock, the United States Department of the Treasury will liquidate the warrant at the then current market price.  Although the Treasury Department has not yet issued any regulations or guidance as of the date of this prospectus as to how this provision of ARRA will be implemented, it appears that the Treasury Department will be required to liquidate the warrant at the then current market price upon redemption of the Series A preferred stock by us.

Rights as a Shareholder

The warrantholder has none of the rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial warrantholder may not transfer a portion or portions of the warrant with respect to more than one-half of the number of shares initially covered by the warrant until the earlier of the date on which FNB United has received aggregate gross proceeds of at least $51,500,000 from one or more qualified equity offerings and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised, and the exercise price applicable to the warrant, will both be proportionately adjusted if we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of February 13, 2012 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day before pricing the newly issued shares, then both the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or by our affiliates pursuant to a registration under the Securities Act, or Rule 144A on a basis consistent with capital-raising transactions by comparable financial institutions (but excluding other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of February 13, 2009.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such a distribution.

Certain Repurchases. If we repurchase common stock on a pro rata basis, then both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving FNB United and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant will convert into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised before the merger, consolidation or similar transaction, as the case may be.

DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms of our common stock.  This summary does not purport to be complete.  This description is subject in all respects to the relevant provisions of the North Carolina Business Corporation Act, and our articles of incorporation and bylaws, in each case, as amended, copies of which have been filed with the SEC and are also available upon request from us.

General

FNB United has authority to issue 50,000,000 shares of common stock, par value $2.50 per share.  As of March 25, 2009, 11,428,003 shares of FNB United common stock had been issued and were outstanding.  Our common stock is listed on the Nasdaq Global Select Market under the symbol “FNBN.”

Our board of directors may authorize the issuance of additional shares of common stock without further action by our shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange or quotation system upon which our common stock may be listed or quoted.

Voting Rights

Subject to the limited voting rights of the Series A preferred stock described below, the holders of our common stock generally possess exclusive voting rights in FNB.  Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.  Except as otherwise provided by North Carolina law, the vote of a majority of shares voting on any matter (assuming the presence of a quorum at the meeting at which the vote is taken) is necessary for approval by the shareholders.  Holders of our common stock are not entitled to cumulative voting rights, and therefore holders of a majority of shares voting in the election of directors may elect the entire Board of Directors at a shareholders’ meeting at which a quorum is present.  In that event, holders of the remaining shares will not be able to elect any director to the Board of Directors.

Dividends

Holders of our common stock are entitled ratably, share for share, to receive dividends when, as, and if declared by the Board of Directors out of funds legally available for the payment of dividends.  The dividend rights of holders of common stock are qualified and subject to the dividend rights of holders of Series A preferred stock described under the caption “Description of Series A Preferred Stock—Priority of Dividends and Payments on Liquidation” below.  In addition, the securities purchase agreement with the United States Department of the Treasury contains limitations on the payment of dividends on the common stock from and after February 13, 2009 (including with respect to the payment of cash dividends in excess of $0.10 per share, which is the amount of the last quarterly cash dividend declared by FNB United prior to October 14, 2008).  Prior to the earlier of February 13, 2012 and the date on which all shares of Series A preferred stock have been redeemed in whole or the Treasury Department has transferred the Series A preferred stock to unaffiliated third parties, we may not declare or pay any dividend or make any distribution on our common stock other than regular quarterly cash dividends not exceeding $0.10 per share and dividends payable solely in common stock, without the consent of the Treasury Department.

Liquidation Rights

If we liquidate, dissolve or wind-up our business, whether voluntarily or not, holders of our common stock will be entitled to participate ratably, share for share, in the distribution of any corporate assets remaining after payment of all debts and the liquidation preferences, if any, of preferred stock that may then be issued and outstanding.

Preemptive Rights

Holders of our common stock do not have any preemptive or preferential right to purchase or subscribe for any additional shares of common stock or any other securities that may be issued by us.  Therefore, the board of directors may sell shares of FNB United capital stock without first offering such shares to our existing shareholders.

Assessment, Redemption and Sinking Fund

The shares of common stock presently outstanding are fully paid and nonassessable.  There is no provision for redemption or conversion of common stock, nor is there any provision for a sinking fund with respect to our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for FNB United common stock is Registrar and Transfer Company, Cranford, New Jersey.

Certain Provisions That May Have an Anti-Takeover Effect

Classification of the Board of Directors.  Under our bylaws, the FNB United board is divided into three classes, as nearly equal in number as possible, with each class of directors elected to staggered three-year terms so that the terms of approximately one-third of the directors expire each year.  Shareholders do not have cumulative voting rights with respect to the election of directors.

Supermajority Voting Provisions.  Our articles require the affirmative vote of at least 75% of the outstanding shares of our capital stock to approve major corporate transactions unless the transaction is approved by three-fourths of the “disinterested” members of the board of directors.  Transactions triggering the supermajority vote requirement include mergers, consolidations, sales of substantially all of our assets and dissolution.  “Disinterested” directors include all members of the board if the transaction does not involve a related party, meaning a holder of 15% or more of our common stock or that holder’s affiliate.  If the transaction does involve a related party, then the “disinterested” directors are those directors who are neither affiliated with nor a nominee of the 15% shareholder.

Preferred Stock.  Our articles authorize 200,000 shares of preferred stock, of which 51,500 shares of Series A preferred stock have been issued to the United States Treasury Department.  Our board of directors may authorize the further issuance of preferred stock and fix such preferences, limitations and relative rights, including voting rights, at such times, for such purpose and for such consideration as it may deem advisable.  In addition, the board of directors may divide and issue the preferred stock in series and may fix relative rights and preferences as between different series.  The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of FNB United without the prior approval of our board.

Special Shareholders’ Meetings.  Under our bylaws, special meetings of our shareholders may be called only by our president, secretary or board of directors.  So long as we are a public company, under North Carolina law, our shareholders are not entitled to call a special meeting.  In addition, at a special meeting, our shareholders may consider only business related to the purposes of the meeting set forth in the notice of meeting.

Bank Change-of-Control Legislation.  Federal laws governing us and our subsidiary bank, CommunityONE Bank, National Association, regulate the amount of our voting stock that a person may acquire without prior approval of the appropriate federal regulators.  The overall effect of such laws is to make it more difficult to acquire FNB United by tender offer or similar means than it might be to acquire control of a corporation whose control and operations are not a matter of concern to federal or state banking regulatory authorities.  Consequently, shareholders of a bank or bank holding company, such as FNB United, may be less likely to benefit from the rapid increase in stock prices that often results from a tender offer or similar effort to acquire control of other companies.

The Bank Holding Company Act requires any “bank holding company” (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock.  Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act of 1978.  Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over FNB United, is subject to regulation as a bank holding company under the Bank Holding Company Act.  In the case of FNB United, the Change in Bank Control Act creates a rebuttable presumption of control if a person or group acquires 10% or more of our voting stock.

North Carolina Law.  The North Carolina General Statutes have two provisions that may be deemed to have anti-takeover effects: the Control Share Acquisition Act and the Shareholder Protection Act.  As permitted, FNB has elected, however, to opt out of the provisions of both of these acts.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the Series A preferred stock, which was issued to the United States Department of the Treasury with the warrant. This summary does not purport to be complete. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, including the certificate of designations establishing the terms of the Series A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our articles of incorporation, as amended, we have authority to issue up to 200,000 shares of preferred stock, par value $10.00 per share. Of such number of shares of preferred stock, 51,500 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, all of which shares of Series A preferred stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable.

Dividends Payable On Series A Preferred Stock

Holders of shares of Series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period from February 13, 2009, to, but excluding, February 15, 2014. Thereafter, holders of shares of Series A preferred stock will be entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with May 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A preferred stock are payable to holders of record of shares of Series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days before the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A preferred stock, we are required to provide written notice to the holders of shares of Series A preferred stock before the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to North Carolina state laws relating to the payment of dividends.

Priority of Dividends and Payments on Liquidation

     With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A preferred stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A preferred stock; and

•
at least equal to all other equity securities designated as ranking on a parity with the Series A preferred stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of FNB United.

So long as any shares of Series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we can not pay or declare any dividend on our common stock or other junior stock, other than a dividend payable solely in common stock. In addition, neither we nor our subsidiaries may purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A preferred stock for all prior dividend periods, other than:

•
purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice;

•
purchases or other acquisitions by a broker-dealer subsidiary of FNB United solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by a broker-dealer subsidiary of FNB United for resale pursuant to an offering by FNB United of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•
acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not FNB United or a subsidiary of FNB United, including as trustee or custodian; and

•
the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before February 13, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A preferred stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the Series A preferred stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside for, on the Series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period and related to the dividend payment date for the Series A preferred stock), with respect to the Series A preferred stock and any other parity stock must be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the limitations described above and the restrictions described under “Description of Common Stock – Dividends” above, we may declare and pay such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) on our common stock and any other stock ranking equally with or junior to the Series A preferred stock from time to time out of any funds legally available for such payment, and the Series A preferred stock will not be entitled to participate in any such dividend.

Redemption

The Series A preferred stock may not be redeemed before February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) of at least $12,875,000, which amount equals 25% of the aggregate liquidation amount of the Series A preferred stock on the date of issuance. In such a case, we may redeem the Series A preferred stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, after February 13, 2009, to persons other than FNB United or its subsidiaries, of shares of perpetual preferred stock, common stock or a combination thereof, that, in each case, qualify as and may be included in Tier 1 capital of FNB United at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or before October 13, 2008.

After February 15, 2012, the Series A preferred stock may be redeemed, subject to the approval of the Federal Reserve Board, at any time and from time to time, in whole or in part, subject to notice as described below.

Notwithstanding the foregoing, as a result of the enactment of ARRA, we may be permitted to redeem our shares of Series A preferred stock at any time, without penalty or the need to raise additional capital, subject to the Treasury Department’s consultation with the Federal Reserve Board.  ARRA further provides that if we redeem such shares, the Treasury Department will liquidate the warrant to purchase our common stock issued to the Treasury Department at the current market price.  Although the Treasury Department has not yet issued any regulations or any other guidance as of the date of this prospectus as to how this new provision of ARRA will be implemented, it appears that ARRA will permit us, if we so elect and following consultation with regulatory authorities, to redeem the Series A preferred stock at any time without restrictions.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends through the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs after the dividend record date for the dividend period will be paid to the holder of record of the redeemed shares on such dividend record date, not to the holder entitled to receive the redemption price on the redemption date.

The Series A preferred stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A preferred stock have no right to require the redemption or repurchase of the Series A preferred stock.

If fewer than all of the outstanding shares of Series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing must be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A preferred stock designated for redemption will not affect the redemption of any other Series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A preferred stock are to be redeemed, and the number of shares of Series A preferred stock to be redeemed (and, if less than all shares of Series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A preferred stock has been paid in full to all holders of Series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Conversion

Holders of shares of Series A preferred stock have no right to exchange or convert such shares into any other securities.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will automatically be increased by two and the holders of Series A preferred stock will have the right, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, to elect two directors, referred to as the preferred stock directors, at the next annual meeting of stockholders (or at a special meeting called for the purpose of electing the preferred stock directors before the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirements of the Nasdaq Global Select Market (or any other exchange or trading facility on which our securities may be listed) that listed companies must have a majority of independent directors.

Once all accrued and unpaid dividends for all past dividend periods have been paid in full, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and our number of authorized directors will be reduced by the number of preferred stock directors previously elected. The holders of a majority of shares of Series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Class Voting Rights as to Particular Matters. So long as any shares of Series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our certificate of incorporation, the vote or consent of the holders of at least 66-2/3% of the shares of Series A preferred stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•
Authorization of Senior Stock. Any amendment or alteration of the certificate of designations establishing the Series A preferred stock or our certificate of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of FNB United;

•
Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the certificate of designations establishing the Series A preferred stock or our certificate of incorporation, including, so as to adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock; or

•
Shares Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A preferred stock or of a merger or consolidation of FNB United with another entity, unless the shares of Series A preferred stock remain outstanding following any such transaction or, if FNB United is not the surviving entity, are converted into or exchanged for preference securities and such shares remaining outstanding or such preference securities, as the case may be, have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges and voting powers of the Series A preferred stock immediately prior to such consummation, taken as a whole.

 However, any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount of any other series of preferred stock, or any securities convertible or exchangeable or exercisable for any other series of preferred stock, ranking equally with or junior to Series A preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of FNB United will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and will not require the affirmative vote or consent of, the holders of outstanding Series A preferred stock.

With respect to the voting rights of the Series A preferred stock, each holder of shares of Series A preferred stock will have one vote for each share of Series A preferred stock on any matter on which holders of Series A preferred stock are entitled to vote.

The voting provisions described above will not apply if, at or before the time when the vote or consent would otherwise be required, all outstanding shares of Series A preferred stock have been redeemed, or have been called for redemption upon proper notice and sufficient funds have been deposited in trust for such redemption.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•
on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. We will not receive any proceeds from the sale of these securities by the selling securityholders.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately before the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

To comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On February 13, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to it, in one or more offerings, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 2,207,143 shares of our common stock; and

•	2,207,143 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 19.3% of our common stock as of March 25, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

The selling securityholders may change over time and new information about them will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the warrant and the common stock offered hereby will be passed upon for us by Schell Bray Aycock Abel & Livingston PLLC, Greensboro, North Carolina.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference from FNB United Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Dixon Hughes PLLC, independent registered public accounting firm, as stated in their report, dated March 16, 2009, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby.  FNB United Corp. will bear all expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions).  All amounts are estimated except the SEC registration fee:

Item	Amount
SEC registration fee	$431.00
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$6,000.00
Other	$1,000.00
Total	$32,431.00

Item 15.  Indemnification of Directors and Officers.

Article VIII of FNB United’s Amended and Restated Bylaws provides:

ARTICLE VIII.

Indemnification

1.  Extent.  In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and officers against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors, officers or employees of the corporation and who are deemed to be fiduciaries of the corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries") against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate.  The corporation shall also indemnify the director, officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, officer and ERISA fiduciary is entitled to indemnification hereunder.

2.  Determination.  Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be.  Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

3.  Advanced Expenses.  Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

4.  Corporation.  For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of FNB Corp., its subsidiaries, and all constituent corporations absorbed into FNB Corp. or any of its subsidiaries by a consolidation or merger.

5.  Reliance and Consideration.  Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein.  Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.  No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

6.  Insurance.  The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise.  Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified.  These statutory provisions are set forth below:

CH. 55 NORTH CAROLINA BUSINESS CORPORATION ACT

Part 5. Indemnification.

§ 55-8-50.  Policy statement and definitions.

(a)  It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

(b)  Definitions in this Part:

(1)  "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

(2)  "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.  "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)  "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

(4)  "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(4a) "Officer",   "employee", or  "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

(5)  "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. “Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(6) “Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

§ 55-8-51.  Authority to indemnify.

(a)           Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

(1)           He conducted himself in good faith; and

(2)           He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

(3)           In the case of any criminal proceeding, he had no reasonable cause tobelieve his conduct was unlawful.

(b)           A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

(c)           The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)           A corporation may not indemnify a director under this section:

(1)  In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(2)  In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e)           Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

(f)           The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

§ 55-8-52.  Mandatory indemnification.

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

§ 55-8-53.  Advance for expenses.

Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

§ 55-8-54.  Court-ordered indemnification.

Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

(1)  The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

(2)  The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

§ 55-8-55.  Determination and authorization of indemnification.

(a)  A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

(b) The determination shall be made:

(1)  By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)  If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)  By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(4)  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c)           Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

§ 55-8-56.  Indemnification of officers, employees, and agents.

Unless a corporation's articles of incorporation provide otherwise:

(1)  An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

(2)  The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

(3)  A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

§ 55-8-57.  Additional indemnification and insurance.

(a)  In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation.  A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trust or administrator under an employee benefit plan.  Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

(b)  The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds.

The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds.  Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

(c)  A corporation may purchase and maintain insurance on behalf of an individual who is or was a director,  officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

§ 55-8-58.  Application of Part.

(a)  If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

(b)  This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

(c)  This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

Item 16.  Exhibits and Financial Statement Schedules.

The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement.

Exhibit No.	Description of Exhibits

4.1	Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-14 Registration Statement (No. 2-96498) filed March 16, 1985.

4.2
Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1988.

4.3
Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 12, 1998, incorporated herein by reference to Exhibit 3.12 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1998.

4.4
Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 23, 2003, incorporated herein by reference to Exhibit 3.13 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2003.

4.5
Articles of Amendment to Articles of Incorporation of the Registrant, adopted March 15, 2006, incorporated herein by reference to Exhibit 3.14 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2006.

4.6
Articles of Merger, setting forth amendment to Articles of Incorporation of the Registrant, effective April 28, 2006, incorporated herein by reference to Exhibit 3.15 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2006.

4.7
Articles of Amendment to Articles of Incorporation of the Registrant, adopted January 23, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed January 23, 2009.

4.8
Articles of Amendment to Articles of Incorporation of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.9	Amended and Restated Bylaws of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.10
Specimen of Registrant’s Common Stock Certificate, incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Form S-14 Registration Statement (No. 2-96498) filed April 19, 1985.

4.11
Specimen of Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.12
Warrant to purchase up to 2,207,143 shares of Common Stock issued to the United States Department of the Treasury, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.13
Letter Agreement between the Registrant and the United States Department of the Treasury, dated February 13, 2009, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

5.1	Opinion of Schell Bray Aycock Abel & Livingston PLLC re legality.

23.1	Consent of Dixon Hughes PLLC.

23.2	Consent of Schell Bray Aycock Abel & Livingston PLLC is contained in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5),or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus if first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for purposes of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, State of North Carolina, on March 26, 2009.

FNB UNITED CORP.

By:	/s/ Michael C. Miller
Michael C. Miller
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael C. Miller	President, Chief Executive	March 26, 2009
Michael C. Miller	Officer and Director

/s/ Mark A. Severson	Executive Vice President and	March 26, 2009
Mark A. Severson	Treasurer (Principal Financial
and Accounting Officer)

*	Director	March 26, 2009
Jacob F. Alexander III

*	Director	March 26, 2009
Larry E. Brooks

*	Director	March 26, 2009
James M. Campbell, Jr.

*	Director	March 26, 2009
R. Larry Campbell

*	Director	March 26, 2009
Darrell L. Frye

*	Director	March 26, 2009
Hal F. Huffman, Jr.

*	Director	March 26, 2009
Thomas A. Jordan

*	Director	March 26, 2009
Lynn S. Lloyd

*	Director	March 26, 2009
H. Ray McKenney, Jr.

*	Director	March 26, 2009
Eugene B. McLaurin, II

*	Director	March 26, 2009
R. Reynolds Neely, Jr.

*	Director	March 26, 2009
J. M. Ramsay III

*	Director	March 26, 2009
Suzanne B. Rudy

*	Director	March 26, 2009
Carl G. Yale

* Michael C. Miller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of the above indicated officers and directors of FNB United Corp. pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

By	/s/ Michael C. Miller	March 26, 2009
Michael C. Miller
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-14 Registration Statement (No. 2-96498) filed March 16, 1985.

4.2
Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1988.

4.3
Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 12, 1998, incorporated herein by reference to Exhibit 3.12 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 1998.

4.4
Articles of Amendment to Articles of Incorporation of the Registrant, adopted May 23, 2003, incorporated herein by reference to Exhibit 3.13 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2003.

4.5
Articles of Amendment to Articles of Incorporation of the Registrant, adopted March 15, 2006, incorporated herein by reference to Exhibit 3.14 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2006.

4.6
Articles of Merger, setting forth amendment to Articles of Incorporation of the Registrant, effective April 28, 2006, incorporated herein by reference to Exhibit 3.15 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2006.

4.7
Articles of Amendment to Articles of Incorporation of the Registrant, adopted January 23, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed January 23, 2009.

4.8
Articles of Amendment to Articles of Incorporation of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.9	Amended and Restated Bylaws of the Registrant, adopted February 11, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.10
Specimen of Registrant’s Common Stock Certificate, incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Form S-14 Registration Statement (No. 2-96498) filed April 19, 1985.

4.11
Specimen of Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.12
Warrant to purchase up to 2,207,143 shares of Common Stock issued to the United States Department of the Treasury, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

4.13
Letter Agreement between the Registrant and the United States Department of the Treasury, dated February 13, 2009, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K Current Report filed February 13, 2009.

5.1*	Opinion of Schell Bray Aycock Abel & Livingston PLLC re legality.

23.1*	Consent of Dixon Hughes PLLC.

23.2*	Consent of Schell Bray Aycock Abel & Livingston PLLC is contained in its opinion filed as Exhibit 5.1.

24.1*	Power of Attorney.

__________________

* Filed herewith.